Exhibit 10.30

ASSIGNMENT AND ASSUMPTION OF

TRADE DEBT OBLIGATIONS

THIS ASSIGNMENT AND ASSUMPTION OF TRADE DEBT OBLIGATIONS (this “Assignment”) is made and entered into as of the 11th day of June 2019, by and among The J. Peterman Company, LLC (“Assignor”), JP Outfitters, LLC, LLC, a Delaware limited liability company (“Assignee”) and Sterling Apparel Limited (“Vendor”).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Surrender and Asset Sale Agreement dated May 31, 2019 (the “Purchase Agreement”), pursuant to which, among other matters, Assignor is conveying to Assignee, through Rosenthal & Rosenthal, Inc., a secured lender to Assignor, via an Article 9 transaction, certain assets (“Assets”) owned by Assignor located in Blue Ash, Ohio; and

WHEREAS, Assignor and Vendor are parties to certain trade debt obligations (“Obligations”) where Vendor has supplied goods to Assignor and Assignor has not paid Vendor for the goods, and the goods will be transferred to Assignee under the Purchase Agreement as part of the Assets; and

WHEREAS, the approximate current amount of the Obligations due to Vendor from Assignor is $2,300,000.00; and

WHEREAS, Assignee has agreed to assume and agree to pay to Vendor the Obligations upon modified terms as provided herein; and

WHEREAS, Assignee agrees to pay to Vendor: (i) a portion of the Obligations in the amount of $1,000,000.00 by a Promissory Note payable at maturity in two years, and (ii) the remainder of the Obligations in the approximate amount of $1,300,000.00 to be repaid on terms to be agreed upon by Assignee and Vendor.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in the Purchase Agreement and herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. Assignment. Assignor hereby assigns and transfers to Assignee, its successors and assigns, all of Assignor’s rights, title and interest in, to and under, the Obligations due Vendor.

2. Assumption. Subject to the terms of this Assignment, Assignee hereby assumes Assignor’s rights, title and interest in, to and under the Obligations, and Assignee assumes and agrees to pay, perform and discharge all obligations, liabilities and covenants of Assignor under the Obligations to Vendor provided that the Assignee shall pay to Vendor the sum of: (i) $1,000,000.00 by virtue of the Promissory Note attached hereto as Exhibit “A” and made a part hereof, and (ii) the remainder of the Obligations in the sum of approximately $1,300,000.00 shall be paid to the Vendor over 18 months as the goods are sold. Vendor consents to the terms and conditions of this Assignment.

3. Amendment. The agreements contained in this Assignment constitute the entire understanding between the parties with respect to the subject matter hereof. This Assignment may be amended, supplemented or otherwise modified only by a written instrument duly executed by the parties to this Assignment.

5. Governing Law. This Assignment shall be construed and enforced in accordance with the laws of the State of Ohio, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of Assignor and Assignee.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7. Counterparts. This Assignment may be executed in counterparts, each of which shall constitute an original, but when taken together shall constitute but one instrument. Delivery of an executed counterpart of this Assignment by facsimile or email of a PDF file shall be equally as effective as delivery of an original executed counterpart.

(Signature Page Follows)

2

IN WITNESS WHEREOF, Assignor, Assignee and Vendor have caused this Assignment to be executed and to be effective as of the date hereof.

ASSIGNOR:

The J. Peterman Company, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

VENDOR:

Sterling Apparel Limited

By:	/s/Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

ASSIGNEE:

JP Outfitters, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

3